Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statements (Forms S-3 No. 333-257571 and No. 333-289376) of eHealth, Inc.,
(2)Registration Statements (Forms S-8 No. 333-248129 and No. 333-281336) pertaining to the 2020 Employee Stock Purchase Plan of eHealth, Inc.,
(3)Registration Statements (Forms S-8 No. 333-266682, No. 333-232252 and No. 333-196675) pertaining to the 2014 Equity Incentive Plan of eHealth, Inc.,
(4)Registration Statements (Forms S-8 No. 333-268253, No. 333-263760 and No. 333-260144) pertaining to the 2021 Inducement Plan of eHealth, Inc., and
(5)Registration Statements (Forms S-8 No. 333-281336 and No. 333-289366) pertaining to the 2024 Equity Incentive Plan of eHealth, Inc.

of our reports dated February 26, 2026, with respect to the consolidated financial statements of eHealth, Inc. and the effectiveness of internal control over financial reporting of eHealth, Inc. included in this Annual Report (Form 10-K) of eHealth, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

San Francisco, California
February 26, 2026